SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
                                (Amendment No. 1)


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 3, 1998



                            Digital Link Corporation
                   ------------------------------------------
             (Exact name of Registrant as specified in its charter)



         California                    0-23110                   77-0067742
-----------------------------   ------------------------    --------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


                 217 Humboldt Court, Sunnyvale, California 94089
          (Address of principal executive offices, including zip code)


                                 (408) 745-6200
              (Registrant's telephone number, including area code)

     The undersigned hereby amends Item 7 of its Current Report on Form 8-K filed with the Commission on April 17, 1998 to read as follows:

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits.


                                                                                     Page
(a)  Financial Statements of Business Acquired

     Report of Independent Accountants                                                 4

     Balance Sheets as of December 31, 1997 and 1996                                   5

     Statement of Operations for the years ended December 31, 1997                     6
     and 1996

     Statements of Common Stock, And Other Shareholders' Deficit for                   7
     the years ended December 31, 1997 and 1996

     Statements of Cash Flows for the years ended December 31, 1997                    8
     and 1996

     Notes to Financial Statements                                                     9

(b)  Pro Forma Financial Information

     Introduction to Unaudited Pro Forma Financial Statements                         22

     Unaudited Pro Forma Condensed Combined Statement of                              23
     Operations for the year ended December 31, 1997

     Unaudited Pro Forma Condensed Combined  Statement of Operations                  24
     for the three months ended March 31, 1998

     Notes to Unaudited Pro Forma Condensed Combined Statements of Operations         25

     Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1998        26

     Notes to Unaudited Pro Forma Condensed Combined Balance Sheet                    27

(c)  Exhibits

         The following exhibits are filed herewith:

         2.01         Previously filed

         4.01         Previously filed


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  June 16, 1998          By:   /s/ Stanley E. Kazmierczak
                                   -----------------------------
                                   Stanley E. Kazmierczak
                                   Vice President, Finance and Administration
                                   and Chief Financial Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Shareholders
Semaphore Communications Corporation:

We have audited the accompanying balance sheets of Semaphore Communications Corporation as of December 31, 1997 and 1996, and the related statements of operations, common stock and other shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Semaphore Communications Corporation as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.


San Jose, California
May 1, 1998

                      SEMAPHORE COMMUNICATIONS CORPORATION
                                 BALANCE SHEETS
                                     -------

                                                                                             December 31,

                                                                                        1997             1996
                                                                                        ---------------------

Current assets:
   Cash and cash equivalents ....................................................   $    153,758    $    171,542
   Accounts receivable, net of allowance for doubtful accounts of $70,000
       and $75,143, respectively ................................................      1,503,759         452,795
   Inventories, net .............................................................        867,058         403,443
   Prepaid expenses and other current assets ....................................        105,974         151,079
                                                                                    ------------    ------------

           Total current assets .................................................      2,630,549       1,178,859

Property and equipment, net .....................................................        711,959         618,960
                                                                                    ------------    ------------

              Total assets ......................................................   $  3,342,508    $  1,797,819
                                                                                    ============    ============

Current liabilities:
   Accounts payable .............................................................   $    489,596    $    269,056
   Deferred licensing revenue ...................................................        196,890         366,000
   Accrued expenses .............................................................        947,778         769,966
   Other liabilities ............................................................        282,549         532,649
   Intercompany advances (Note 6) ...............................................      6,912,751
                                                                                    ------------    ------------

           Total current liabilities ............................................      8,829,564       1,937,671
                                                                                    ------------    ------------

Commitments (Note 4)

Series A, B, C mandatorily  redeemable  convertible  preferred  stock, par value
    $0.001:
   Issued and outstanding:  9,687,108 in 1997 and 1996
   (Aggregate liquidation value: $13,527,341 at December 31, 1997) ..............     13,507,346      13,507,346

                COMMON STOCK, AND OTHER SHAREHOLDERS' DEFICIT

   Common stock, par value $0.001
      Authorized:  15,000,000 shares;
      Issued and outstanding:  400,111 in 1997 and 366,250 shares in 1996 .......            400             366
   Additional paid-in capital ...................................................        100,379          91,947
   Accumulated deficit ..........................................................    (19,095,181)    (13,739,511)
                                                                                    ------------    ------------

           Total common stock, and other shareholders' deficit ..................    (18,994,402)    (13,647,198)
                                                                                    ------------    ------------
              Total liabilities, mandatorily redeemable stock, common stock,
                 additional and other shareholders' deficit .....................   $  3,342,508    $  1,797,819
                                                                                    ============    ============




     The accompanying notes are an integral part of these financial statements.

                      SEMAPHORE COMMUNICATIONS CORPORATION
                            STATEMENTS OF OPERATIONS
                                     -------



                                                   Year ended December 31,
                                         --------------------------------------
                                                    1997               1996
                                         --------------------------------------

Product revenue, net                     $        3,588,047 $        1,564,686
Contract development revenue                        415,243            945,845
                                         --------------------------------------

        Total revenue                             4,003,290          2,510,531

Cost of product revenue                           2,392,485            797,729
Cost of contract development revenue                173,758            145,000
                                         --------------------------------------

        Gross profit                              1,437,047          1,567,802
                                         --------------------------------------

Operating expenses:
   Research and development                       3,477,561          2,527,452
   General and administrative                     1,640,708          1,255,121
   Sales and marketing                            1,387,382          1,563,431
                                         --------------------------------------

        Total operating expenses                  6,505,651          5,346,004
                                         --------------------------------------

           Operating loss                       (5,068,604)        (3,778,202)

Interest and other income                                 -             40,328
Interest expense                                    287,066             33,477
                                         --------------------------------------

              Net loss                   $      (5,355,670) $      (3,771,351)
                                         ======================================








     The accompanying notes are an integral part of these financial statements.

                      SEMAPHORE COMMUNICATIONS CORPORATION
           STATEMENTS OF COMMON STOCK, AND OTHER SHAREHOLDERS' DEFICIT
                 for the years ended December 31, 1997 and 1996
                                     -------




                                                                       Additional
                                                                         Paid-In        Accumulated
                                               Common Stock              Capital          Deficit         Total
                                        ----------------------------  --------------  -------------  ---------------
                                           Shares          Amount
                                        ------------   -------------

Balances, January 1, 1996 ..........         38,038    $         38    $     10,222   $ (9,968,160)   $ (9,957,900)

   Issuance of common stock for cash        328,212             328          81,725                         82,053

   Net loss ........................                                                    (3,771,351)     (3,771,351)
                                       ------------    ------------    ------------   ------------    ------------

Balances, December 31, 1996 ........        366,250             366          91,947    (13,739,511)    (13,647,198)

   Issuance of common stock for cash         33,861              34           8,432                          8,466

   Net loss ........................                                                    (5,355,670)     (5,355,670)
                                       ------------    ------------    ------------   ------------    ------------

Balances, December 31, 1997 ........        400,111    $        400    $    100,379   $(19,095,181)   $(18,994,402)
                                       ============    ============    ============   ============    ============














     The accompanying notes are an integral part of these financial statements.

                      SEMAPHORE COMMUNICATIONS CORPORATION
                            STATEMENTS OF CASH FLOWS


                                                                       Year ended December 31,
                                                                   ---------------------------------
                                                                        1997             1996
                                                                   --------------- -----------------
Cash flows from operating activities:
  Net loss .....................................................   $(5,355,670)   $(3,771,351)
   Adjustments to reconcile net loss to net cash used in
       operating activities:
      Depreciation ..............................................       347,015        191,794
      Provision for allowance for doubtful accounts .............        70,000          9,638
      Provision for allowance for excess and obsolete inventories
                                                                                       400,133
      Changes in assets and liabilities:
        Accounts receivable .....................................    (1,120,964)      (171,038)
        Inventories .............................................      (463,615)      (499,486)
        Prepaid expenses and other current assets ...............        45,105        (25,434)
        Accounts payable ........................................       220,540       (552,287)
        Deferred licensing revenue ..............................      (169,110)        38,000
        Accrued expenses ........................................       177,812        273,059
        Other liabilities .......................................      (250,100)       278,549
        Accrued interest ........................................       282,751
        Intercompany advances ...................................       130,000
                                                                    -----------    -----------

           Net cash used in operating activities ................    (6,086,236)    (3,828,423)
                                                                    -----------    -----------

Cash flows from investing activities:
   Acquisition of property and equipment ........................      (440,014)      (647,025)
                                                                    -----------    -----------

           Net cash used in investing activities ................      (440,014)      (647,025)
                                                                    -----------    -----------

Cash flows from financing activities:
   Intercompany advances ........................................     6,500,000
   Proceeds from issuance of common stock .......................         8,466         82,053
   Net proceeds from issuance of Series C mandatorily redeemable
       convertible preferred stock ..............................                    3,000,000
                                                                    -----------    -----------

           Net cash provided by financing activities ............     6,508,466      3,082,053
                                                                    -----------    -----------

Net decrease in cash and cash equivalents .......................       (17,784)    (1,393,395)

Cash and cash equivalents, beginning of year ....................       171,542      1,564,937
                                                                    -----------    -----------

Cash and cash equivalents, end of year ..........................   $   153,758    $   171,542
                                                                    ===========    ===========

Supplemental schedule of noncash financing activities:
   Issuance of Series A convertible preferred stock in exchange
       for convertible promissory notes and interest ............                  $ 3,750,000

Supplemental disclosure of cash flow information:
   Cash paid for interest .......................................   $     7,500    $    33,477




The accompanying notes are an integral part of these financial statements.

                      SEMAPHORE COMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


1.    Formation and Business of the Company:

      Semaphore Communications Corporation (the "Company"), a Xerox New Enterprise Company, is a supplier of security management and virtual private network solutions for Internet/Intranet and frame relay applications.


 2.   Summary of Significant Accounting Policies:

         Basis of Presentation:

         The Company has incurred losses from operations and its current liabilities exceed its current assets. The accompanying financial statements do not include any adjustments related to the Company's ability to continue as a going concern since subsequent to year end, as described in Note 9, substantially all non-cash assets were purchased by Digital Link Corporation.

         Use of Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash equivalents:

         The Company considers all highly liquid investments with maturities of three months or less at the time of purchase and money market funds to be cash equivalents. The Company has deposited its cash and cash equivalents in one major bank.

         Revenue Recognition:

         Product revenue is recognized upon shipment of the product if all remaining obligations are insignificant and collection of the resulting receivable is probable. Contract development revenue is recognized using the percentage-of-completion method. Maintenance and support revenue, which is not significant, is recognized over the terms of the agreement.





                                    continued

                      SEMAPHORE COMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


2.    Summary of Significant Accounting Policies, continued:

         Inventories:

         Inventories   are  stated  at  the  lower  of   standard   cost  (which
         approximates actual cost on a first-in, first-out basis) or market, where market is determined as the lower of replacement cost or net realizable value. Appropriate consideration is given to obsolescence, excessive levels and other factors in determining the value of inventories.

         Property and Equipment:

         Property  and  equipment  are  stated  at  cost,   net  of  accumulated
         depreciation. Property and equipment are depreciated on a straight-line basis over their estimated useful lives of generally three years.

         When assets are retired, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss on disposal is included in the results of operations.

         Earnings Per Share:

         Earnings per share has not been presented as Xerox owns substantially all of the Company's outstanding stock.

         Income Taxes:

         Income taxes are accounted for under the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

         Fair Value of Financial Instruments:

         Carrying amounts of certain of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable and other accrued expenses approximate fair value due to their short maturities.



                                    continued



                      SEMAPHORE COMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


2.    Summary of Significant Accounting Policies, continued:

         Concentration of Credit Risk and Other Risks and Uncertainties:

         Financial instruments which potentially subject the Company to concentrations of risk consist principally of cash and cash equivalents, accounts receivable and intercompany payables. The Company's cash is invested in deposits with one financial institution. At times, such deposits may be in excess of insured limits. Management believes that the financial institution which hold the Company's cash and cash equivalents is financially sound and, accordingly, minimal credit risk exists with respect to these cash balances.

         With respect to accounts receivable and revenue, the Company's customer base is dispersed across many different geographic areas. While its customers are dispersed across many industries, a substantial portion of its sales are from international customers. As of and for the year ended December 31, 1997, there were two international customers that accounted for 68% and 13% of accounts receivable and 74% and 9% of revenue, respectively. As of and for the year ended December 31, 1996 one international customer accounted for 38% of accounts receivable and 41% of revenue. In addition, at December 31, 1996, there were two customers that accounted for 12% and 13% of revenue, respectively.

         Intercompany payables are due to the Company's parent (Note 6).

         Research and Development Costs:

         Costs related to research, design and development of products are charged to research and development expenses as incurred. Software development costs are capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers provided that research and development activities for the related hardware portion of the product have completed. Generally, the Company's products include hardware and software components that are developed concurrently. As a result, the Company has not capitalized any software development costs since such costs have not been significant.

         Stock-based Compensation:

         The Company accounts for employee stock options under APB Opinion No. 25, "Accounting for Stock Issued to Employees," and provides pro forma disclosure in Note 5 to the financial statements as if the measurement provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," had been adopted.

                                    continued

                      SEMAPHORE COMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


2.    Summary of Significant Accounting Policies, continued:

         Recent Accounting Pronouncement:

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period, resulting from transactions and other events and circumstances from nonowner sources. This statement is effective for fiscal years beginning after December 15, 1997, with earlier application permitted.

         During October 1997, the American Institute of Certified Public Accountants issued Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition". SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997.

         The implementation of SFAS No. 130 and SOP 97-2 are not expected to have a material impact on the financial statements.


 3.   Balance Sheet Detail:

         Inventories:

                                                 December 31,
                                    ---------------------------------------
                                          1997                 1996
                                    ------------------  -------------------

Raw materials                       $         796,707   $          505,706
Work in process                               168,170               38,482
Finished goods                                252,181              267,815
                                    ------------------  -------------------

                                            1,217,058              812,003
Allowance for excess and obsolete
    inventories                             (350,000)            (408,560)
                                    ------------------  -------------------

                                    $         867,058   $          403,443
                                    ==================  ===================





                                    continued

                      SEMAPHORE COMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


3.    Balance Sheet Detail, continued:

         The Company's products are concentrated in the high-tech encryption industry that is highly competitive and rapidly changing. Significant technological changes in the industry could affect operating results adversely. The Company's inventories include high technology parts and components that may be specialized in nature or subject to rapid technological obsolescence. While the Company has programs to minimize the required inventories on hand and considers technological obsolescence in estimating the required allowance to reduce recorded amounts to market values, such estimates could change in the future. The Company's revenues are concentrated in the sale of two main products. In addition, certain components and subassemblies are presently available only from single sources, and certain other components are presently available or acquired only from a limited number of sources.

         Property and Equipment:

                                               December 31,
                                    ------------------------------------
                                          1997               1996
                                    -----------------  -----------------

Computer equipment and software     $      1,605,339   $      1,200,070
Machinery and equipment                       54,982             20,237
Furniture and fixtures                        39,614             39,614
                                    -----------------  -----------------

                                           1,699,935          1,259,921
Less accumulated depreciation              (987,976)          (640,961)
                                    -----------------  -----------------

                                    $        711,959   $        618,960
                                    =================  =================

         Accrued Expenses:

                                             December 31,
                                    -------------------------------
                                         1997            1996
                                    ---------------  --------------

Product warranty                    $      210,745   $     332,000
Accrued consulting                          70,482          70,390
Accrued  vacation                          126,616          93,766
Other                                      539,935         273,810
                                    ---------------  --------------

                                    $      947,778   $     769,966
                                    ===============  ==============

                                    continued

                      SEMAPHORE COMMUNI MENTS


4.    Commitments:

      The Company leases its facilities under a noncancelable operating lease that expires April 2001. In addition to the base rental, the Company is responsible for certain expenses, including insurance, utilities, maintenance and taxes.

      Future minimum lease payments required under noncancelable operating lease obligations is as follows:

                    1998      $     219,381
                    1999            228,081
                    2000            236,781
                    2001             59,739
                              --------------

                              $     743,982
                              ==============

      Rent expense was $208,584 and $157,368 for the years ended December 31, 1997 and 1996, respectively.


 5.   Stock and Option Plans:

         Mandatorily Redeemable Convertible Preferred Stock:


                     Total           Shares        Issued and      Liquidation
                     Amount        Designated     Outstanding       Preference
                ---------------   ------------   -------------   ---------------
 Series
---------
   A            $    4,757,346      4,371,156       4,371,156    $    4,687,347
   B                 2,000,000      1,379,310       1,379,310         2,000,000
   C                 6,750,000      3,936,642       3,936,642         6,839,994
                ---------------   ------------   -------------   ---------------

                $   13,507,346      9,687,108       9,687,108    $   13,527,341
                ===============   ============   =============   ===============

         The Company has issued a total of 4,371,156 shares of Series A Stock at $1.0723358 per share, 1,379,310 shares of Series B Stock at $1.45 per share and 3,936,642 of Series C Stock at $1.73752 per share.

         Under  the   Company's   Articles  of   Incorporation,   the  Company's
         convertible preferred stock is issuable in series and the Company's Board of Directors is authorized to determine the rights, preferences and terms of each series.



                                    continued

                      SEMAPHORE COMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


5.    Stock and Option Plans, continued:

          Mandatorily Redeemable Convertible Preferred Stock, continued:

             Redemption:

             The Company shall redeem all of the Series A, B and C Preferred Stock as follows: For Series A and Series B Preferred Stock, on each November 30th of 2000, 2001 and 2002, except for Series C Preferred Stock which is on each November 30th of 2001, 2002 and 2003, the Company is obligated to redeem at a price per share equal to the Redemption Price of such shares: a) the lesser of the number of shares of the Series A, B and C Preferred Stock outstanding immediately following the Effective Time multiplied by 1/3 or b) all of the shares of Series A, B and C Preferred Stock which then remain outstanding. The redemption price of all shares of Series A, B and C Preferred Stock shall be an amount per share in cash equal to the Series A, B and C Liquidation Value of such share on the Redemption Date.

             To the extent the Redemption Dates of the Series A, B and C Preferred Stock are the same, the Company shall effect such redemption prorata from the holders of the Series A, B and C Preferred Stock.

             If required by the shareholders, the redeemable preferred stock payments would be as follows:


                       Series A        Series B         Series C            Total
                    --------------  --------------   --------------   ---------------

November 30, 2000   $   1,562,449   $     666,667                     $    2,229,116
November 30, 2001       1,562,449         666,667    $   2,279,998         4,509,114
November 30, 2002       1,562,449         666,666        2,279,998         4,509,113
November 30, 2003                                        2,279,998         2,279,998
                    --------------  --------------   --------------   ---------------

                    $   4,687,347   $   2,000,000    $   6,839,994    $   13,527,341
                    ==============  ==============   ==============   ===============









                                    continued

                      SEMAPHORE COMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


5.    Stock and Option Plans, continued:

         Mandatorily Redeemable Convertible Preferred Stock, continued:

              Dividends:

             The holders of the Series A, B and C convertible preferred stock are entitled to receive dividends, out of any assets legally available, prior and in preference to any declaration or payment of any dividend on the common stock of the Company, at the rate of $0.1072, $0.145, and $0.173752 per share per annum, respectively. Such dividends are payable when, and if, declared by the Board of Directors, and are not cumulative. Dividend rates in excess of stated dividend rates can only be made if, at the same time, equivalent dividends are paid to holders of shares of Common Stock. As of December 31, 1997 no dividends have been declared.

             Liquidation:

             In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership, an amount per share equal to $1.0723358, $1.45 and
             $1.73752 for each outstanding share of Series A, B and C convertible preferred stock, respectively, plus any declared but unpaid dividends on such shares. After the distributions to the holders of Series A, B, and C convertible preferred stock have been made, the remaining assets of the Company available for distribution to shareholders shall be distributed pro rata among the holders of common stock.

             Mergers:

             Upon a merger, reorganization, or sale of all or substantially all of the assets of the Company, in which outstanding shares of the Company are exchanged for securities or other consideration issued by the acquiring corporation, the holders of the convertible preferred stock shall be paid for each share of such stock in cash or in securities received from the acquiring corporation, or in combination thereof. If, upon such an event, the cash and securities distributed to the holders of the Series A, B and C convertible preferred stock shall be insufficient to permit the payment to such holders of the full preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A, C and C convertible preferred stock.

                                    continued

                      SEMAPHORE COMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


5.    Stock and Option Plans, continued:

          Mandatorily Redeemable Convertible Preferred Stock, continued:

             Voting:

             The holder of each share of Series A, B, and C convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which each share could be converted on the record date for the vote or consent of stockholders, except as otherwise required by law, and has voting rights and powers equal to the voting rights and powers of holders of common stock.

             Conversion:

             Each share of Series A, B, and C convertible preferred stock, at the option of the holder, is convertible into an equal number of fully paid and nonassessable shares of Common Stock as is determined: for Series A, B and C Preferred stock by dividing the sum of $1.0723358, $1.45, $1.73752, respectively plus declared but unpaid dividends on the Series A, B and C shares being converted by the Conversion Price, as defined, in effect at the time for such shares.

             Conversion is automatic upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock in which the aggregate proceeds raised exceed $7,500,000.

         Common Stock:

         Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

         Stock Option Plan:

         The Company has a 1991 Stock Option Plan and a 1995 Stock Incentive Plan (the Plans) under which 15,000,000 shares of common stock have been reserved for issuance. All outstanding stock options issued under the Plans are governed by the terms and conditions of that respective plan. Each Plan expires ten years after its adoption.





                                    continued

                      SEMAPHORE COMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


5.    Stock and Option Plans, continued:

         Options granted under the 1991 Stock Option Plan are nonstatutory stock options. Options granted under the 1995 Stock Incentive Plan may be either incentive stock options or nonstatutory stock options, as designated by the Board of Directors. Both Plans provide that the exercise price of options granted must be no less than the fair market of the Company's common stock at the date of grant. The Board of Directors also has the authority to set exercise dates (no longer than ten years from the date of grant), payment terms and other provisions for each grant. Generally, options granted under the Plans become exercisable as to 25% of the shares one year after the grant date and thereafter with respect to an additional 1/48th at the end of each succeeding month.

         Both Plans also provide for the award of common stock based on performance and the sale of restricted stock to eligible persons at the fair market value of the common stock of the Company at the date of sale or at discounts of up to 15%, as determined by the Board of Directors. All restricted stock awarded under both Plans are subject to a repurchase option that expires over a five year period at the original issuance price. As of December 31, 1997, no restricted stock awards have been issued under the Plan.

         Information as to activity under the Plans is as follows:

                                                               Options Outstanding
                                               ----------------------------------------------------
                                                                                        Weighted
                                                                                         Average
                                                                                        Remaining
                                   Shares        Number       Exercise                 Contractual
                                  Available        of          Price      Aggregate      Life in
                                  for Grant      Shares      Per Share      Price         Years
                                 ------------  ------------  -----------  -----------  ------------
Balances, December 31, 1995        1,845,036     1,392,926     $0.25      $  348,232        -
   Granted                         (632,830)       632,830     $0.25         158,208        -
   Exercised                                     (328,212)     $0.25        (82,053)        -
   Canceled                          172,181     (172,181)     $0.25        (43,045)        -
                                 ------------  ------------               -----------

Balances, December 31, 1996        1,384,387     1,525,363     $0.25         381,342        -
   Granted                         (488,000)       488,000     $0.25         122,000        -
   Exercised                                      (33,861)     $0.25         (8,466)        -
   Canceled                          291,588     (291,588)     $0.25        (72,897)        -
                                 ------------  ------------               -----------

Balances, December 31, 1997        1,187,975     1,687,914     $0.25      $  421,979       8.52
                                 ============  ============               ===========



                                    continued

                      SEMAPHORE COMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


5.    Stock and Option Plans, continued:

         There were 478,650 and 265,055 options exercisable at December 31, 1997 and 1996, respectively for which the weighted average exercise price was $0.25 for both 1997 and 1996.

         Stock-Based Compensation:

         The Company has adopted the disclosure-only provision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Had compensation cost for the Plans been determined based on the fair value at the grant date for awards in 1997 and 1996, according to the provisions of SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                             1997             1996
                                      -----------------  ----------------

               Net loss
                    As reported       $      5,355,670   $     3,771,351
                    Pro forma                5,382,146         3,787,959

         The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted average assumptions:

               Risk-free interest rate       5.94% to 6.39%
               Expected life                     5 years
               Expected dividends                   -

         The weighted average grant date fair value of options granted in 1997 and 1996 are $0.066 and $0.065, respectively.


 6.   Related Parties:

      During the years ended December 31, 1997 and 1996, the Company had related party transactions with its parent company, Xerox Corporation consisting of periodic advances received from Xerox for working capital. Such advances bear interest at the prime rate (8.25% at December 31, 1997). It is the intent of the parties to convert the advances to equity. The Company had outstanding advances from Xerox of $6,500,000 and zero at December 31, 1997 and 1996, respectively. In addition, $282,751 of accrued interest charges related to the advances from Xerox at December 31, 1997 and $130,000 in administrative fees to Xerox based on 1% of planned revenue earned for the year ended December 31, 1997 are included in intercompany advances.

                                    continued


                      SEMAPHORE COMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


7.    Income Taxes:

      The Company computes its provision (benefit) on a separate return basis for financial reporting purposes. The Company's net deferred tax asset at December 31, 1997 and 1996 comprise $300,445 and $382,692, respectively, in allowances and accruals which have been offset by valuation allowances of $300,445 and $382,692, respectively, exclusive of net operating loss carryforwards, as discussed below. A valuation allowance has been established to the full extent of such amounts since it is more likely than not that such differences will not be realized on a separate return basis.

      According to the tax sharing agreement between the Company and Xerox, the Company's tax attributes shall be included in Xerox's consolidated tax return. Xerox shall pay the Company for the actual net tax benefit realized by the Xerox Group from utilizing the Company's net operating losses, tax credits, and other tax attributes reflected on any Xerox consolidated tax return. As of December 31, 1997 and 1996, Xerox had fully utilized the Company's net operating losses which amounted to approximately $7.6 million and $5.4 million, respectively. As it is not the intent to settle such amounts, but rather to offset such benefit against future income taxes paid by Xerox on behalf of the Company, no receivables nor tax benefit have been recorded by the Company for the utilization of current and prior net operating losses.

      The change in the valuation allowance was $82,247 for the year ended December 31, 1997.


 8.   Employee Benefit Plan:

      In July 1996, the Company established a defined contribution plan for all employees with more than one month of service that is covered under section 401(k) of the Internal Revenue Code. Each employee may defer a portion of their salary up to the maximum percentage allowed under IRS rules. The contribution percentages can be changed without limit. The Company has the discretion to make contributions to the Plan. For the years ended December 31, 1997 and 1996, the Company made contributions of approximately $143,000 and $99,000, respectively.


 9.   Subsequent Events:

      On April 3, 1998, Digital Link Corporation ("Digital Link") entered into an Asset Sale Agreement with the Company, to acquire substantially all of the Company's non-cash assets excluding furniture and fixtures.


                                    continued

                      SEMAPHORE COMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


9.    Subsequent Events, continued:

      Under the terms of the purchase  agreement,  Digital  Link issued  291,182 shares of its common stock to the Company on April 3, 1998 and assumed certain liabilities. The number of shares issued was determined by dividing $3,200,000 by the volume-weighted average price per share (as reported by Bloomberg Financial Services) at which Digital Link's common stock traded on the five business days immediately preceding the execution of the Agreement by the parties. Digital Link received $182,000 from the Company with respect to the assumption liabilities.

      In March 1998, the Company entered into release and settlement agreements with a customer and a manufacturer to terminate a noncancelable purchase order and the related manufacturing arrangement. Under such agreements, the Company paid the manufacturer approximately $600,000 for product and other sunk costs which was reimbursed by the customer.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

      The following unaudited pro forma condensed data, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Semaphore Communications Corporation included elsewhere in this Form 8-K/A and the consolidated financial statements of Digital Link Corporation. The unaudited pro forma combined statements of operations combine Semaphore's results of operations and Digital Link's results of operations for the three months ended March 31, 1998 and the year ended December 31, 1997, giving effect to the acquisition as if it had occurred at January 1, 1997. The unaudited pro forma combined balance sheet data combine Semaphore's and Digital Link's balance sheets as of March 31, 1998, giving effect to the acquisition as if it had occurred on March 31, 1998.

      The Pro Forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been consummated at the beginning of the periods presented, not is it necessarily indicative of future operating results or financial position.

               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
                     OPERATIONS for the year ended December
                    31, 1997 (in thousands, except per share
                                      data)


                                       Digital     Semaphore
                                       Link        Communications Pro Forma      Pro Forma
                                       Corporation Corporation    Adjustments    Combined
                                       ---------   ---------     ---------       ---------



Sales ..............................   $ 66,008    $  4,003                      $ 70,011
Cost of sales ......................     29,078       2,566                        31,644
                                       --------    --------                      --------

Gross profit .......................     36,930       1,437                        38,367
                                       --------    --------                      --------

Research and development ...........     11,005       3,478                        14,483
Selling, general and administrative      22,019       3,028       $     25(1)      25,072
Purchased, research and development       3,651                                     3,651
                                       --------    --------       --------       --------

Total expenses .....................     36,675       6,506             25         43,206
                                       --------    --------       --------       --------

Operating income (loss) ............        255      (5,069)           (25)        (4,839)
Interest expense ...................                    287                           287
Other (income) expense, net ........     (2,524)                                   (2,524)
                                       --------    --------       --------       --------

Income (loss) before provision for
    income taxes ...................      2,779      (5,356)           (25)        (2,602)
Provision for income taxes .........        847                                       847
                                       --------    --------       --------       --------

Net income (loss) ..................   $  1,932    $ (5,356)      $    (25)(1)   $ (3,449)
                                       ========    ========       ========       ========

Income (loss) per share - basic ....   $   0.21                                  $  (0.36)

Shares used in per share calculation
    - basic ........................      9,249                                     9,540(2)
                                       ========                                  ========

Income (loss) per share - diluted ..   $   0.20                                  $  (0.36)
                                       ========                                  ========

Shares used in per share calculation
    - diluted ......................      9,600                                     9,540(2)
                                       ========                                  ========


     See accompanying notes to unaudited proforma condensed combined statements of operations.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    for the three months ended March 31, 1998
                      (in thousands, except per share data)



                                           Digital          Semaphore
                                            Link          Communications      Pro Forma           Pro Forma
                                        Corporation        Corporation       Adjustments           Combined
                                        --------------  -------------------  -------------      ---------------


Sales                                   $      14,519     $            486                      $       15,005
Cost of sales                                   7,204                   77                               7,281
                                        --------------    -----------------                     ---------------

Gross profit                                    7,315                  409                               7,724
                                        --------------    -----------------                     ---------------

Research and development                        2,822                  995                               3,817
Selling, general and administrative             5,023                  641   $          6(1)             5,670
                                        --------------    -----------------  -------------      ---------------

Total expenses                                  7,845                1,636              6                9,487
                                        --------------    -----------------  -------------      ---------------

Operating income (loss)                         (530)              (1,227)            (6)              (1,763)
Interest expense                                                       151                                 151
Other (income) expense, net                     (601)                                                    (601)
                                        --------------    -----------------  -------------      ---------------

Income (loss) before provision for
    income taxes                                   71              (1,378)            (6)              (1,313)
Provision for income taxes                         22                                                       22
                                        --------------    -----------------  -------------      ---------------

Net income (loss)                       $          49     $        (1,378)   $        (6)(1)    $      (1,335)
                                        ==============    =================  =============      ===============

Income (loss) per share - basic         $        0.01                                           $       (0.14)
                                        ==============                                          ===============

Shares used in per share
    calculation - basic                         9,383                                                    9,674(2)
                                        ==============                                          ===============

Income (loss) per share - diluted       $        0.01                                           $       (0.14)
                                        ==============                                          ===============

Shares used in per share
    calculation - diluted                       9,436                                                    9,674(2)
                                        ==============                                          ===============

     See accompanying notes to unaudited proforma condensed combined statements of operations.


Notes to Unaudited Pro Forma Condensed Combined Statements of Operations:

(1) Adjustment reflects the amortization of the amount of the purchase price allocated to identified intangible assets over 12 months ended December 31, 1997 and 3 months ended March 31, 1998. Intangibles are being amortized over 5 years.

(2) Shares used in the per share calculation reflect Digital Link shares issued to Semaphore stockholders as if they were outstanding from the beginning of each period presented and existing Digital Link shares.

Shares used in proforma income (loss) per share-basic and diluted calculations for the year ended December 31, 1997 are as follows (in thousands):

Digital Link shares issued in asset acquisition               291(4)
Existing Digital Link shares                                9,249
                                                          -------

Shares used in per share calculation - basic and diluted    9,540
                                                          =======

Shares used in proforma income (loss) per share calculations for the three months ended March 31, 1998 are as follows (in thousands):

Digital Link shares issued in asset acquisition               291(4)
Existing Digital Link shares                                9,383
                                                          -------

Shares used in per share calculation - basic and diluted    9,674
                                                          =======

(3) In-process research and development costs in the amount of $2,299, which will be written off immediately after the transaction is completed, have been excluded from these unaudited pro forma condensed combined statements of operations.

(4) The number of shares issued was determined by dividing $3,200 by the volume-weighted average price per share (as reported by Bloomberg Financial Services) at which Digital Link's common stock traded on the five business days immediately preceding the execution of the Asset Sale Agreement by the parties.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              as of March 31, 1998
                      (in thousands, except per share data)


                                           Digital           Semaphore
                                             Link         Communications       Pro Forma            Pro Forma
                                         Corporation        Corporation       Adjustments            Combined
                                         -------------   ------------------  ---------------       -------------


Cash and cash equivalents                $      7,824     $          1,561    $      (1,379)(1)     $     8,006
Short-term marketable securities                9,838                                                     9,838
Accounts receivable                             6,802                  296              (95)(1)           7,003
Inventories                                     6,984                  952             (504)(1)           7,432
Prepaid and other current assets                1,413                   39                                1,452
Deferred income taxes                           2,304                                                     2,304
Intangible assets                                                                        126(1)             126
                                                                                       2,299(1)(2)
                                                                                     (2,299)(1)(2)
Property and equipment                          3,281                  625             (110)(1)           3,796
Long-term marketable securities                24,799                                                    24,799
Deferred income taxes                           2,062                                    989(2)           3,051
Other                                           1,149                   61              (51)(1)           1,159
                                         -------------    -----------------   ---------------       ------------

Total                                    $     66,456     $          3,534    $      (1,024)        $    68,966
                                         =============    =================   ===============       ============

Current liabilities                      $     10,531     $         10,214    $      (9,594)(1)     $    11,151
Mandatorily redeemable preferred
    stock                                                           13,507          (13,507)(1)
Stockholders' equity (deficit)                 55,925             (20,187)            20,187(1)          57,815
                                                                                       3,200(1)
                                                                                         989(2)
                                                                                     (2,299)(2)
                                         -------------    -----------------   ---------------       ------------

Total                                    $     66,456     $          3,534    $      (1,024)        $    68,966
                                         =============    =================   ===============       ============




     See accompanying notes to unaudited proforma condensed combined balance sheet.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet:

(1) Reflects the allocation of the purchase price of $3.2 million of Digital Link common stock issued to the identified tangible and intangible assets and liabilities assumed by Digital Link.

        Based on the Asset Sale Agreement, Digital Link purchased substantially all non-cash assets and assumed certain liabilities from Semaphore. The net working capital provided was $260 as the majority of the current liabilities are intercompany payables to Semaphore's parent and were not assumed. The purchase price allocation is as follows:

          Cash and cash equivalents                       $      182
          Accounts receivable                                    201
          Inventories                                            448
          Intangible assets                                      126
          Property and equipment                                 515
          Other assets                                            49
          Current liabilities                                   (620)
          In-process research and development                  2,299
                                                          ----------

                                                          $    3,200
                                                          ==========

(2) Reflects the impact on stockholders' equity of the anticipated write-off of in-process research and development in the amount of $2,299 and the related tax effect of $989. Amount is initially recorded as an intangible asset and then is expensed into accumulated deficit.